UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2022

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Units Representing Limited Partnership Interests	KRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2022, Kimbell Royalty Partners, LP, a Delaware limited partnership (“Kimbell”), and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“OpCo” and, together with Kimbell, the “Buyer Parties”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Hatch Royalty LLC, a Delaware limited liability company, (the “Seller”) to acquire certain rights, title and interests in and to certain mineral interests, mineral classified lands, surface interests, real property interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas and other hydrocarbons underlying certain lands located in Martin, Loving, Reeves, Winkler, Ward, Pecos, and Culberson Counties, Texas and Lea and Eddy Counties, New Mexico (the “Acquired Assets”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Acquisition.”

Pursuant to the terms of the Purchase Agreement, the Buyer Parties have agreed to acquire the Acquired Assets for aggregate consideration at closing comprising (i) approximately $150 million in cash and (ii) the issuance of 7,272,821 common units representing limited liability company interests in OpCo (“OpCo Common Units”) and an equal number of Class B units representing limited partner interests in Kimbell (“Class B Units”) to the Seller. The OpCo Common Units, together with the Class B Units, are exchangeable for an equal number of common units representing limited partners interests in Kimbell (“Common Units”). The consideration for the Acquisition is subject to certain adjustments as set forth in the Purchase Agreement. The OpCo Common Units and Class B Units will be issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

The Buyer Parties and the Seller each made certain representations, warranties and covenants in the Purchase Agreement, including to conduct their respective businesses in the ordinary course during the period between the execution of the Purchase Agreement and the closing, subject to certain exceptions. The Buyer Parties, on the one hand, and the Seller, on the other hand, agreed to indemnify each other, their Affiliates and their respective officers, directors, employees, consultants, advisors, representatives and agents against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Purchase Agreement.

The Purchase Agreement provides that, during the period from the date of the signing of the Purchase Agreement until the closing of the Acquisition or termination of the Purchase Agreement, the Seller will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals. In addition, pursuant to the terms of the Purchase Agreement, the Seller has agreed, effective as of the closing of the Acquisition and subject to certain exceptions, not to dispose of the OpCo Common Units or Class B Units for a period of 120 days following the closing. Pursuant to the Purchase Agreement, Kimbell has agreed to grant certain registration rights in favor of the Seller. Following the closing of the Acquisition, among other things, Kimbell has agreed to (i) prepare a shelf registration statement or an amendment to its existing shelf registration statement, in either event, with respect to the resale of the Common Units issuable upon the conversion of the OpCo Common Units and a corresponding number of Class B Units to be issued to the Seller under the Purchase Agreement (“Registrable Securities”) that would permit some or all of the Registrable Securities to be resold in registered transactions (the “Shelf Registration Statement”), file the Shelf Registration Statement with the Securities and Exchange Commission (“SEC”) within 30 days of the closing of the Acquisition and use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable following such filing, but in any event within 120 days of the closing of the Acquisition, (ii) use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement for the maximum period permitted by the SEC while the Seller and each of its transferees that hold Registrable Securities are in possession of Registrable Securities and (iii) under certain circumstances, conduct underwritten offerings of or including Registrable Securities.

Completion of the Acquisition is subject to the satisfaction or waiver of certain customary closing conditions as set forth in the Purchase Agreement. The Acquisition is expected to close in the fourth quarter of 2022, with an effective date of October 1, 2022.

Kimbell intends to finance a portion of the purchase price for the Acquisition that is due at closing, subject to market conditions and other factors, with net proceeds from an underwritten public offering of Common Units. In the event that an underwritten public offering has not been consummated by November 16, 2022 or the net proceeds from the underwritten public offering of Common Units are less than $76,925,000, the Purchase Agreement may be terminated by the Seller. The Buyer Parties may also terminate the Purchase Agreement if the Seller commits certain breaches of its representations and warranties or fails to perform its covenants and agreements or if a governmental authority has issued a final order prohibiting the consummation of the Acquisition, in each case, subject to certain exceptions. Similarly, the Seller may terminate the Purchase Agreement if the Buyer Parties commit certain breaches of their representations and warranties or fail to perform their covenants and agreements or if a governmental authority has issued a final, non-appealable order prohibiting the consummation of the Acquisition, in each case, subject to certain exceptions. Furthermore, the Purchase Agreement may be terminated if the Acquisition has not closed by January 21, 2023.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Purchase Agreement is filed herewith to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the parties to such agreement. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of the Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placements of the OpCo Common Units and Class B Units under the Purchase Agreement, together with any Common Units that are issued upon a future exchange election by the holders of the OpCo Common Units and Class B Units, will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On November 3, 2022, Kimbell issued a news release announcing that it has entered into the Purchase Agreement. A copy of the news release is attached hereto, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Acquisition

As described more fully in Item 1.01 of this Current Report on Form 8-K, the Buyer Parties have agreed to acquire certain mineral and royalty interests owned by the Seller pursuant to the Purchase Agreement. Kimbell estimates that, as of October 1, 2022, the Acquired Assets consisted of approximately 889 net royalty acres (“NRA”) on approximately 230,000 gross acres, with approximately 82% NRA concentrated in the Delaware Basin in Texas, approximately 8% in the Delaware Basin in New Mexico and approximately 10% in the Midland Basin, with an estimated 14.7 MMBoe in total proved reserves and an average net revenue interest of 0.8% per tract. Kimbell estimates that, as of October 1, 2022, the Acquired Assets produced 2,072 Boe/d, comprising 1,198 Bbl/d of oil (58%), 372 Bbl/d of NGLs (18%), and 3,012 Mcf/d of natural gas (24%) (on a 6:1 basis).

Kimbell estimates that the Acquired Assets will reduce its general and administrative expense, net of non-cash unit-based compensation, by approximately 12%. As of October 1, 2022, there were 11 active rigs in operation on the Acquired Assets, representing a market share of 1.5% of the rig count in the continental United States. Kimbell further estimates that, as of October 1, 2022, the Acquired Assets consisted of 1.18 net (185 gross) drilled but uncompleted wells and 1.06 net (127 gross) permitted locations, which is expected to increase Kimbell’s total net drilled but uncompleted wells and permitted location inventory by 41% to a total of 7.68 net wells, including increasing Kimbell’s Permian Basin net drilled but uncompleted wells and permitted locations by 117% to a total of 4.15 wells. Kimbell estimates that the Acquired Assets will increase its oil weighting from 25% to 29% of its daily production mix.

Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates prepared by one engineer may vary from those prepared by another. Estimates of proved reserves for Kimbell’s oil and gas properties as of December 31, 2021 were be prepared by Ryder Scott Company, L.P. using the information available at that time, and estimates of proved reserves related to the Acquisition will be prepared by Ryder Scott Company, L.P. as of December 31, 2022. Upon completion of their review, the estimate of the proved reserves for Kimbell’s oil and gas properties as of December 31, 2022 will be different from the estimate of the proved reserves for Kimbell’s oil and gas properties as of December 31, 2021, and the estimates of proved reserves relating to the Acquired Assets as of December 31, 2022 will be different from Kimbell management’s estimates of such reserves as of October 1, 2022.

Kimbell’s assessment and estimates of the assets to be acquired in the Acquisition to date has been limited. Even by the time of closing, Kimbell’s assessment of these assets will not reveal all existing or potential problems, nor will it permit Kimbell to become familiar enough with the properties to assess fully their capabilities and deficiencies. Moreover, there can be no assurance that Kimbell and OpCo will consummate the Acquisition on the terms described in Item 1.01 of this Current Report on Form 8-K or at all. Even if Kimbell and OpCo consummate the Acquisition, they may not be able to achieve the expected benefits of the Acquisition.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the exhibits hereto includes forward-looking statements. These forward-looking statements, which include statements regarding the anticipated benefits of the Acquisition, operational data with respect to the Acquisition, the expected timing of the closing of the Acquisition, the financing of the Acquisition and the proposed public offering and the use of proceeds therefrom, involve risks and uncertainties, including risks that the anticipated benefits of the Acquisition are not realized; risks relating to Kimbell’s integration of the Acquired Assets; risks relating to the possibility that the Acquisition does not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all; and risks relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K is filed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the SEC. These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Assets; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1*	Purchase and Sale Agreement, dated as of November 3, 2022, by and among Hatch Royalty LLC, Kimbell Royalty Partners, LP and Kimbell Royalty Operating, LLC
99.1	News release issued by Kimbell Royalty Partners, LP, dated November 3, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish supplementally a copy of each such schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: November 3, 2022